Exhibit 4.3

Execution Copy

AMENDMENT NUMBER ONE TO SFX STOCKHOLDER AGREEMENT

This AMENDMENT NUMBER ONE TO SFX STOCKHOLDER AGREEMENT (this “Amendment”) is entered into as of October 18, 2013, between One of Us Holding B.V., a company organized under the laws of the Netherlands (“One of Us”), and, solely for the purposes of Articles 1, 2, 8, and 10 of the SFX Stockholder Agreement (as amended by this Amendment), the Persons listed in Exhibit A (the “ID&T Shareholders”), and, solely for the purposes of Articles 1, 2, 8, and 10 of the SFX Stockholder Agreement (as amended by this Amendment), the Persons listed in Exhibit B (the “Ultimate ID&T Shareholders” and, collectively with One of Us and the ID&T Shareholders, the “ID&T Parties”), SFX Entertainment, Inc., a Delaware corporation (“SFX”), and, solely for the purposes of Articles 1, 3, 4, and 9 of the SFX Stockholder Agreement (as amended by this Amendment), Robert F.X. Sillerman (“Sillerman” and, collectively with SFX and the ID&T Parties, the “Parties”).

A.           The Parties are party to the SFX Stockholder Agreement, dated August 8, 2013 (the “SFX Stockholder Agreement”).

B.           On September 23, 2013, SFX, One of Us, and ID&T International entered into a letter agreement (the “Letter Agreement”), on the basis of which and subject to the terms thereof and the terms of the SPA, among other things: (i) One of Us agreed to transfer to the Buyer, and SFX agreed to purchase (or cause the Buyer to purchase) from One of Us, at the Closing 100% of the outstanding capital stock of ID&T Worldwide; and (ii) SFX, One of Us, and ID&T International agreed to cause SFX to become the sole owner, directly or indirectly, of all membership interests in the NAJV (including potentially through the acquisition of all of the issued and outstanding equity interests in ID&T International).

C.           On the date of this Amendment, SFX and SFXE Netherlands Holdings B.V., a company organized under the laws of the Netherlands, on the one hand, and One of Us, on the other hand, amended the SPA (the SPA, as so amended, the “Amended SPA”), to reflect the terms of the Letter Agreement.

D.           The Parties desire to enter into this Amendment to amend certain terms of the SFX Stockholder Agreement and to implement the terms of the Letter Agreement.

The Parties hereby agree as follows:

1.            Defined Terms.

(a)          Capitalized terms used but not defined herein have the respective meanings given to such terms in the SFX Stockholder Agreement.

(b)          “Allocated Shares” means, with respect to an ID&T Party, the aggregate number of shares of SFX Common Stock that such ID&T Party is to receive pursuant to the Allocated Shares Instructions (as defined in the Amended SPA) as set forth in Schedule 2.2(c)(ii) to the Amended SPA.

(c)          “Existing NAJV LLC Agreement” has the meaning set forth in the SPA.

(d)          “First Amendment to Existing NAJV LLC Agreement” means the First Amendment to Amended and Restated Limited Liability Company Operating Agreement of ID&T/SFX North America LLC, dated August 8, 2013, between the NAJV, ID&T International, and SFX-IDT N.A. Holding.

(e)          “NAJV Documents” means the NAJV JV Agreement, the Existing NAJV LLC Agreement, and the First Amendment to Existing NAJV LLC Agreement.

(f)           “Regulation S” means Regulation S of the Securities Act.

(g)          “U.S. Person” has the meaning given to such term under Regulation S.

2.            Amendments.

(a)          Article 1 of the SFX Stockholder Agreement is hereby amended to add the following defined terms in alphabetical order:

“Additional Parent Shares” has the meaning set forth in the Amended SPA.

“Existing NAJV LLC Agreement” has the meaning set forth in the SPA.

“Key Employee Employment Agreement Addendum No. 2” has the meaning set forth in the Amended SPA.

“Management Agreement Addendum No. 2” has the meaning set forth in the Amended SPA.

“NAJV Documents” means the NAJV JV Agreement, the Existing NAJV LLC Agreement, and the First Amendment to Existing NAJV LLC Agreement.

“October Addendum” means any of the following: any Key Employee Employment Agreement Addendum No. 2, any Management Agreement Addendum No. 2 (including the Tavecchio Management Agreement Addendum No. 2), and the Stutterheim Employment Agreement.

“Stutterheim Employment Agreement” has the meaning set forth in the Amended SPA.

“Tavecchio Management Agreement Addendum No. 2” has the meaning set forth in the Amended SPA.

(b)          The following defined term and its definition is hereby deleted from Article 1 of the SFX Stockholder Agreement: “ID&T Worldwide Shareholders’ Agreement”.

(c)          The following defined terms in Article 1 of the SFX Stockholder Agreement are hereby amended and restated in their entirety to read as follows:

“Competing Business” means, as of a given time, any business or activity conducted by a Person that is or that could reasonably be considered to be competitive with the ID&T Worldwide Business or the NAJV Business at such time; except that (a) use of the Non-Business Assets (as defined in the SPA), in and of itself, will not be deemed to be a Competing Business and (b) ownership of the equity interests in TL Belgium (as defined in the binding term sheet dated as of June 13, 2013, between M&M Management Vennootschap BVBA, SFX, and ID&T Holding), in and of itself, will not be deemed to be a Competing Business.

“ID&T Shareholders Agreement” means that certain agreement, dated as of August 8, 2013, by and among One of Us and the ID&T Shareholders, as amended, relating to the SFX Shares.

“SFX Shares” means the NAJV SFX Shares, the Grant Date SFX Shares, and the Additional Parent Shares.

(d)          Section 8.1 of the SFX Stockholder Agreement is hereby amended and restated in its entirety to read as follows:

8.1         Non-solicitation. Each ID&T Party, during the period commencing on the Effective Date and ending on (and including) March 20, 2014, shall not (and shall cause such ID&T Party’s Affiliates to not), directly or indirectly: (a) intentionally interfere with the relationship between any of the SFX Entities, on the one hand, and any Person that is at any time during the Lock-Up Period a Key SFX Entity Contact, on the other hand; (b) solicit, recruit, or hire (or attempt to solicit, recruit, or hire) any Person that is at any time during the Lock-Up Period an employee of any SFX Entity, except for those employees whose employment has been previously terminated by such SFX Entity and except for general solicitations for employment that are not targeted at any such employee; or (c) take any action that is intended to divert from any SFX Entity any business opportunity that is within the scope of the business as then conducted by any SFX Entity.

(e)          Section 8.2 of the SFX Stockholder Agreement is hereby amended and restated in its entirety to read as follows:

8.2         Non-competition. Each ID&T Party, during the period commencing on the Effective Date and ending on (and including) March 20, 2014, shall not (and shall cause such ID&T Party’s Affiliates to not), directly or indirectly (whether as principal, agent, officer, Director, partner, employee, independent contractor, equityholder, licensor, or otherwise, and whether separately or in concert with one or more other

Persons), engage, participate, assist in, manage, or provide any services as a consultant or in any other capacity to, any Person or business that is or that was formed with a purpose of becoming (whether before or after the Closing) or engaging in (whether before or after the Closing) a Competing Business. If an ID&T Party exercises such ID&T Party’s right, if any, under and in accordance with an October Addendum to which such ID&T Party is a party, to terminate such ID&T Party’s employment agreement or management agreement, as applicable, in respect of a Creative Default (as defined in such October Addendum) and if the Non-Competition Obligations (as defined in such October Addendum) have terminated, then this Section 8.2 will thereby cease to thereafter apply to such ID&T Party and, if the personal holding company of such ID&T Party is party to such October Addendum, then also to such personal holding company; except that such ID&T Party’s obligations under this Section 8.2 will be reinstated to the extent that the Non-Competition Obligations (as defined in such October Addendum) are reinstated in accordance with such October Addendum.

(f)           The first sentence of Section 9.1(a) of the SFX Stockholder Agreement is hereby amended and restated in its entirety to read as follows:

For so long as One of Us holds or controls, directly or indirectly, more than 40% of the ID&T Effective Date Shares (including ID&T Effective Date Shares issuable upon exercise of the NAJV Warrant), SFX shall permit a representative of One of Us (the “Observer”), as One of Us designates in One of Us’s sole discretion, to serve as an observer to the SFX Board.

(g)          Section 10.10 of the SFX Stockholder Agreement is hereby amended and restated in its entirety to read as follows:

10.10    Entire Agreement. This Agreement, the Amended SPA, the ID&T International SPA, the other Ancillary Documents (as defined in the Amended SPA), the Existing NAJV LLC Agreement Surviving Terms, and the NAJV JV Agreement Surviving Terms (a) are a final, complete, and exclusive statement of the agreement and understanding of the Parties with respect of the subject matter hereof and thereof, (b) collectively constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof, and (c) except with respect to the Existing NAJV LLC Agreement, the First Amendment to Existing NAJV LLC Agreement, the Existing NAJV LLC Agreement Surviving Terms, and the NAJV JV Agreement Surviving Terms, supersede, merge, and integrate herein any prior and contemporaneous negotiations, discussions, representations, understandings, and agreements between any of the Parties (including the Option Agreement (including the Side Letter), the Letter Agreement, and the Pre-existing Confidentiality Agreements), whether oral or written, with respect to the subject matter hereof or thereof. Notwithstanding anything in this Agreement, the Amended SPA, the ID&T International SPA, or any of the Ancillary Documents to the contrary, the NAJV Documents will survive upon the occurrence of the Closing.

3.            Issuance and Transfer of Parent Common Stock. Each ID&T Party represents and warrants to SFX as follows:

(a)          Such ID&T Party is acquiring such ID&T Party’s Allocated Shares for investment purposes only, for such ID&T Party’s own account, and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

(b)          The offer of such ID&T Party’s Allocated Shares to such ID&T Party is not being made by any public or general means or pursuant to any public or general solicitation.

(c)

(i)           Such ID&T Party is an “accredited investor” as defined in Rule 501(a) under the Securities Act; or

(ii)          such ID&T Party:

(A)                        is not a U.S. Person, was not formed under the Laws of any United States jurisdiction, and was not formed for the purpose of investing in securities not registered under the Securities Act;

(B)                         is not acquiring such ID&T Party’s Allocated Shares for the account or on behalf of any U.S. Person;

(C)                         is outside the United States and was outside the United States at the time the offer to purchase such ID&T Party’s Allocated Shares was received;

(D)                        is not acquiring such ID&T Party’s Allocated Shares for the purpose of sale or distribution in the United States in a manner that does not comply with the requirements of Regulation S;

(E)                          has not made any pre-arrangement to transfer any of such ID&T Party’s Allocated Shares to a U.S. Person or to return any of such ID&T Party’s Allocated Shares to the United States securities markets (which includes short sales and hedging transactions in the United States within the periods restricted under Regulation S); and

(F)          does not have a short position in, or other hedged position with respect to, any of such ID&T Party’s Allocated Shares or any other securities in SFX;

(d)                           Such ID&T Party acknowledges that such ID&T Party’s Allocated Shares will bear a restrictive legend to this effect that SFX might, in order to approve removal of the restrictive legend from certificates evidencing such ID&T Party’s Allocated Shares, require from such ID&T Party (i) certain written representations to indicate that a sale of such ID&T Party’s Allocated Shares was made in a transaction that complies with the provisions of Regulation S, pursuant to a registration of such ID&T Party’s Allocated Shares under the Securities Act, or pursuant to an exemption from the registration requirements of the Securities Act and (ii) a legal opinion that removal of the legend is appropriate; and

(e)                             Such ID&T Party acknowledges that such ID&T Party’s Allocated Shares are not permitted to be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act.

(f)                              Such ID&T Party is not acquiring such ID&T Party’s Allocated Shares as part of any plan or scheme to evade the registration requirements of the Securities Act.

(g)                            Such ID&T Party is entitled to acquire such ID&T Party’s Allocated Shares under the Laws of all relevant jurisdictions that apply to such ID&T Party and has fully observed such Laws and complied with all necessary formalities.

4.                                    Incorporation by Reference. The following provisions of the SFX Stockholder Agreement are hereby incorporated by reference as if set forth in full herein, mutatis mutandis: Section 10.1 (Notices); Section 10.3 (Amendments; Waivers); Section 10.5 (Arbitration); Section 10.6 (Governing Law); Section 10.7 (Consent to Jurisdiction and Venue); Section 10.8 (Counterparts); Section 10.9 (No Third-Party Beneficiaries); Section 10.11 (Captions); Section 10.12 (Severability); Section 10.13 (Interpretation; Construction); Section 10.14 (Equitable Relief); and Section 10.15 (Business Days).

5.                                  No Other Amendments. Except as amended hereby, the terms of the SFX Stockholder Agreement remain in effect.

6.                                    Assignment. Each Party shall not, and shall not purport to, assign any of such Party’s rights hereunder, delegate any of such Party’s obligations hereunder, or delegate such Party’s performance in satisfaction of any conditions to any obligations of any other Party hereunder (and shall not enter into any Contract that requires any such assignment or delegation) without the prior written consent of each other Party, and any such purported assignment or delegation without obtaining such written consent will be void.

7.                                  Waiver of Jury Trial. To the extent permitted by Law, each Party irrevocably and unconditionally waives any right that such Party might have to a trial by jury in any Suit arising out of or relating to this Amendment or the Transactions. Each Party acknowledges that: (a) such Party has considered the implications of the waiver in this

Section 7; (b) such Party will continue to rely upon the waiver in this Section 7 in such Party’s future dealings arising out of or relating to this Amendment and the Transactions; and (c) this provision is a material inducement for such Party to enter into this Amendment and to consummate the Transactions.

8.            Entire Agreement. This Amendment, the Amended SPA, the SFX Stockholder Agreement, the ID&T International SPA, the other Ancillary Documents (as defined in the SPA), the Existing NAJV LLC Agreement Surviving Terms, and the NAJV JV Agreement Surviving Terms (a) are a final, complete, and exclusive statement of the agreement and understanding of the Parties with respect of the subject matter hereof and thereof, (b) collectively constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof, and (c) except with respect to the Existing NAJV LLC Agreement, the First Amendment to Existing NAJV LLC Agreement, the Existing NAJV LLC Agreement Surviving Terms, and the NAJV JV Agreement Surviving Terms, supersede, merge, and integrate herein any prior and contemporaneous negotiations, discussions, representations, understandings, and agreements between any of the Parties (including the Option Agreement (including the Side Letter), the Letter Agreement, and the Pre-existing Confidentiality Agreements), whether oral or written, with respect to the subject matter hereof or thereof. Notwithstanding anything in this Amendment, the Amended SPA, the SFX Stockholder Agreement, the ID&T International SPA, or any of the Ancillary Documents to the contrary, the NAJV Documents will survive upon the occurrence of the Closing.

9.            Further Assurances. Each Party shall, without further consideration, prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents, and statements, and take such other actions as might be required by Law or reasonably necessary to effectively carry out the purposes hereof.

[Signature page follows.]

The Parties are signing this Amendment as of the date first set forth above.

SFX ENTERTAINMENT, INC.

By:	/s/ Sheldon Finkel
Name: Sheldon Finkel
Title: Vice Chairman

ONE OF US HOLDING B.V.

By:	/s/ Duncan Stutterheim
Name: Duncan Stutterheim
Title: Director

By:	/s/ Wouter Tavecchio
Name: Wouter Tavecchio
Title: Director

Solely for the limited purposes of Articles 1, 3, 4, and 9 of the Stockholder Agreement (as amended by this Amendment)

/s/ ROBERT F.X. SILLERMAN
ROBERT F.X. SILLERMAN

Signature Page to Amendment Number One to SFX Stockholder Agreement

Solely for the purposes of Articles 1, 2, 8, and 10 of the Stockholder Agreement (as amended by this Amendment)

W.H. TIMMERMAN BEHEER BV

By:	/s/ Willem Hendrik Timmerman
Name: Willem Hendrik Timmerman
Title:

Signature Page to Amendment Number One to SFX Stockholder Agreement

Solely for the purposes of Articles 1, 2, 8, and 10 of the Stockholder Agreement (as amended by this Amendment)

STICHTING ONE OF US

By:	/s/ Duncan Stutterheim
Name: Duncan Stutterheim
Title: Director

Signature Page to Amendment Number One to SFX Stockholder Agreement

Solely for the purposes of Articles 1, 2, 8, and 10 of the Stockholder Agreement (as amended by this Amendment)

W.W. TAVECCHIO BEHEER BV

By:	/s/ Wouter Tavecchio
Name: Wouter Tavecchio
Title:

Signature Page to Amendment Number One to SFX Stockholder Agreement

Solely for the purposes of Articles 1, 2, 8, and 10 of the Stockholder Agreement (as amended by this Amendment)

MCH HOLDING BV

By:	/s/ Duncan Stutterheim
Name: Duncan Stutterheim
Title: Director

Signature Page to Amendment Number One to SFX Stockholder Agreement

Solely for the purposes of Articles 1, 2, 8, and 10 of the Stockholder Agreement (as amended by this Amendment)

STICHTING ADMINISTRATIEKANTOOR MCH

By:	/s/ Duncan Stutterheim
Name: Duncan Stutterheim
Title: Director

Signature Page to Amendment Number One to SFX Stockholder Agreement

Solely for the purposes of Articles 1, 2, 8, and 10 of the Stockholder Agreement (as amended by this Amendment)

/s/ Wouter Tavecchio
WOUTER TAVECCHIO

Signature Page to Amendment Number One to SFX Stockholder Agreement

Solely for the purposes of Articles 1, 2, 8, and 10 of the Stockholder Agreement (as amended by this Amendment)

/s/ Duncan Stutterheim
DUNCAN STUTTERHEIM

Signature Page to Amendment Number One to SFX Stockholder Agreement

Solely for the purposes of Articles 1, 2, 8, and 10 of the Stockholder Agreement (as amended by this Amendment)

/s/ Willem Hendrik Timmerman
WILLEM HENDRIK TIMMERMAN

Signature Page to Amendment Number One to SFX Stockholder Agreement

Solely for the purposes of Articles 1, 2, 8, and 10 of the Stockholder Agreement (as amended by this Amendment)

/s/ Irfan Van Ewijk
IRFAN VAN EWIJK

Signature Page to Amendment Number One to SFX Stockholder Agreement

Solely for the purposes of Articles 1, 2, 8, and 10 of the Stockholder Agreement (as amended by this Amendment)

/s/ Bas Meijer
BAS MEIJER

Signature Page to Amendment Number One to SFX Stockholder Agreement

Solely for the purposes of Articles 1, 2, 8, and 10 of the Stockholder Agreement (as amended by this Amendment)

/s/ Eric Keijer
ERIC KEIJER

Signature Page to Amendment Number One to SFX Stockholder Agreement

Solely for the purposes of Articles 1, 2, 8, and 10 of the Stockholder Agreement (as amended by this Amendment)

/s/ Anne Louise Stutterheim-Wiebenga
ANNE LOUISE STUTTERHEIM-WIEBENGA

Signature Page to Amendment Number One to SFX Stockholder Agreement

Solely for the purposes of Articles 1, 2, 8, and 10 of the Stockholder Agreement (as amended by this Amendment)

/s/ Sander Vermeulen
SANDER VERMEULEN

Signature Page to Amendment Number One to SFX Stockholder Agreement

Solely for the purposes of Articles 1, 2, 8, and 10 of the Stockholder Agreement (as amended by this Amendment)

/s/ Rendert-Jan Brevoord
RENDERT-JAN BREVOORD

Signature Page to Amendment Number One to SFX Stockholder Agreement

Solely for the purposes of Articles 1, 2, 8, and 10 of the Stockholder Agreement (as amended by this Amendment)

/s/ Jonas Schmidt
JONAS SCHMIDT

Signature Page to Amendment Number One to SFX Stockholder Agreement

Solely for the purposes of Articles 1, 2, 8, and 10 of the Stockholder Agreement (as amended by this Amendment)

/s/ Henri Robert Gerald Werver
HENRI ROBERT GERALD WERVER

Signature Page to Amendment Number One to SFX Stockholder Agreement

Solely for the purposes of Articles 1, 2, 8, and 10 of the Stockholder Agreement (as amended by this Amendment)

/s/ Michael Hekking
MICHAEL HEKKING

Signature Page to Amendment Number One to SFX Stockholder Agreement

Solely for the purposes of Articles 1, 2, 8, and 10 of the Stockholder Agreement (as amended by this Amendment)

/s/ Tamil Van Draanen
TAMIL VAN DRAANEN

Signature Page to Amendment Number One to SFX Stockholder Agreement

Solely for the purposes of Articles 1, 2, 8, and 10 of the Stockholder Agreement (as amended by this Amendment)

/s/ Jeroen Jansen
JEROEN JANSEN

Signature Page to Amendment Number One to SFX Stockholder Agreement

Solely for the purposes of Articles 1, 2, 8, and 10 of the Stockholder Agreement (as amended by this Amendment)

/s/ Ritty Van Straalen
RITTY VAN STRAALEN

Signature Page to Amendment Number One to SFX Stockholder Agreement

Solely for the purposes of Articles 1, 2, 8, and 10 of the Stockholder Agreement (as amended by this Amendment)

/s/ Fatith Kahyaoglu
FATITH KAHYAOGLU

Signature Page to Amendment Number One to SFX Stockholder Agreement

Solely for the purposes of Articles 1, 2, 8, and 10 of the Stockholder Agreement (as amended by this Amendment)

/s/ Paul Brouwer
PAUL BROUWER

Signature Page to Amendment Number One to SFX Stockholder Agreement

Solely for the purposes of Articles 1, 2, 8, and 10 of the Stockholder Agreement (as amended by this Amendment)

/s/ Ibo Orgut
IBO ORGUT

Signature Page to Amendment Number One to SFX Stockholder Agreement

Solely for the purposes of Articles 1, 2, 8, and 10 of the Stockholder Agreement (as amended by this Amendment)

/s/ Marcel Elbertse
MARCEL ELBERTSE

Signature Page to Amendment Number One to SFX Stockholder Agreement

Solely for the purposes of Articles 1, 2, 8, and 10 of the Stockholder Agreement (as amended by this Amendment)

/s/ Martijn Van Daalen
MARTIJN VAN DAALEN

Signature Page to Amendment Number One to SFX Stockholder Agreement

Solely for the purposes of Articles 1, 2, 8, and 10 of the Stockholder Agreement (as amended by this Amendment)

/s/ Jan Lok
JAN LOK

Signature Page to Amendment Number One to SFX Stockholder Agreement

Solely for the purposes of Articles 1, 2, 8, and 10 of the Stockholder Agreement (as amended by this Amendment)

/s/ Olga Zegers
OLGA ZEGERS

Signature Page to Amendment Number One to SFX Stockholder Agreement

Solely for the purposes of Articles 1, 2, 8, and 10 of the Stockholder Agreement (as amended by this Amendment)

/s/ Peter Hillebrands
PETER HILLEBRANDS

Signature Page to Amendment Number One to SFX Stockholder Agreement

Solely for the purposes of Articles 1, 2, 8, and 10 of the Stockholder Agreement (as amended by this Amendment)

/s/ Sander Bijlstra
SANDER BIJLSTRA

Signature Page to Amendment Number One to SFX Stockholder Agreement